EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT dated as of August 28, 1995 and by and between MEDCATH, INC., a North Carolina corporation (the "Corporation"); and Thomas K. Hearn ("Hearn"), a resident of North Carolina (the "Agreement").

     WHEREAS, the company desires to employ Hearn as a full-time employee and Hearn desires to accept that position in accordance with the terms hereof;

     NOW, THEREFORE, it is agreed as follows:

     1. Employment. For new and very valuable consideration described herein, the Company shall employ Hearn and Hearn accepts employment upon the terms and conditions hereinafter set forth,

     2. Duties. As an employee, Hearn shall be employed as the Vice President-Diagnostics Division. As such he shall be responsible for all aspects of management, growth and planning for this division including total P & L responsibility for its routes and centers. He may also potentially have duties relating to the development and operation of freestanding cardiac catheterization centers, cardiac imaging centers, heart hospitals, mobile cardiac catheterization unit routes, cardiology related programs, or such other duties as shall be assigned to him from time to time by the Officers of the Company.

     During the term of employment hereunder, Hearn shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage unless agreed on by the President of the Company. It is understood that Hearn is currently an Officer and principle shareholder in Decision Support Systems, a privately held company. Hearn and the Corporation agree that he will, prior to joining MedCath engage personnel to replace him on a day-to-day operating basis at Decision Support Systems and that his involvement will continue on a Director level only. If at any time in the future, in the sole discretion of the Corporation, Hearn's ownership interest in Decision Support Systems detracts from his performance at MedCath, or in any way causes a conflict with MedCath's interests, then Hearn agrees to divest himself of that ownership interest in a timely fashion.

     3. Compensation. For and in consideration of the services to be rendered by Hearn hereunder, the Company shall pay to Hearn an annual salary of One Hundred Thousand Dollars ($100,000.00) and continue during the term of this agreement and which shall be paid on a monthly basis unless otherwise agreed to by the parties hereto. Hearn shall also participate in an annual bonus compensation plan each year of his employment. The initial bonus plan will be $30,000 relating to goals and objectives pertaining to the management of the Diagnostic Division. Hearn's salary shall be reviewed by the Chief Operating Officer of the Company on an annual basis. Hearn will only be eligible for the bonus award if he is employed by the Company on the last day of the year for which the bonus applies. During Hearn's initial year of


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employment he will be guaranteed a minimum bonus of $10,000.

     4. Miscellaneous Benefits. During his employment, the Company shall provide Hearn with additional benefits substantially equivalent to those which are generally provided to other similar employees of the Company. The Company shall reimburse Hearn for reasonable expenses incurred by him in the course of his employment with the Company provided those expenses are consistent with reasonable policies provided from time to time by the Company's Board of Directors.

     5. Termination of Employment.

     (a) By the Company for Cause. The Company shall have the right to terminate Hearn's employment for cause as provided herein by giving written notice thereof. "Cause" shall mean that Hearn commits a willful act of fraud, dishonesty or disloyalty toward the company; is convicted of criminal conduct resulting in a jail sentence (whether or not such sentence is suspended); engages in conduct significantly injurious to the Company monetarily; violates a material term of this Agreement including, but not limited to, failure to fulfill the duties assigned to Hearn by the Company; becomes disabled; or submits a notice of resignation to the Company. Hearn shall be deemed disabled if he has been unable, by reason of physical or mental infirmity, to perform on a full-time basis his assigned responsibilities. The existence of disability shall be reasonably determined by the Board of Directors of the Company.

     (b) By the Company Without Cause. Subject to (d) below, the Company may terminate Hearn's employment at any time without cause by giving Hearn written notice thereof.

     (c) By Hearn. Hearn may terminate his employment upon at least (45) days' written notice,

     (d)) Salary and Benefits. (i) If the Company terminates Hearn's employment under this Agreement for any reason other than cause, the Company will continue to be liable for his salary and all accrued bonuses to be paid on a monthly basis for a period of Six (6) months following the date of termination, as long as and only if Hearn is not otherwise in default hereunder during that period; provided, however, that his salary shall not be payable once Hearn becomes employed substantially full-time or otherwise earns, on a monthly basis, at least 75% of his monthly salary hereunder. (ii) Upon any termination of Hearn's employment for cause, Hearn shall not be entitled to any further salary, bonuses or benefits following the date of termination of his employment. (iii) Upon termination of Hearn's employment for any reason, Hearn shall be entitled to receive only such additional benefits which have accrued or become payable to him prior to the end of his actual employment. (iv) Upon termination, Hearn shall not be entitled to any additional salary or benefits other than those accrued prior to the date of termination. Notwithstanding anything in this Agreement to the contrary, no further salary or benefits shall be due to Hearn once he



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begins to receive the proceeds of any disability insurance policy.

     6. Confidentiality. Non-Disclosure and Non-Competition. During the course of Hearn's employment, Hearn has been and will be exposed and have access to substantial quantities of information and technology (the "Confidential Information") relating to the Company's business that are valuable trade secrets or confidential information, including information concerning customers, operations, pricing, technology and marketing strategies.

     The Confidential Information was developed, compiled and/or tested by the Company at considerable amounts of money in building upon and expanding that Confidential Information. The Confidential Information enables the Company to conduct its business with success and with a competitive advantage as long as the Confidential Information remains not generally known to others, whether those others operate in direct competition with the company or its customers or begin operations in geographical areas which are of interest to the Company, specifically within the United States.

     Hearn, by reason of his role as an employee of the company, is familiar with and has access to the Company's customers and their needs and to the marketing and pricing pursued by the Company with respect to those customers and the Company's products and services.

     This Paragraph is designed to prohibit Hearn from using the Confidential Information and knowledge and relationships developed as an insider of the Company for his own benefit or for the benefit of parties other than the Company. The Company would not give Hearn access to the Confidential Information and authority without Hearn's execution of this Agreement and Hearn willingly signs this Agreement because he has received additional consideration to do so and because he believes his relationship with the Company is and will be in his own best interest. Both parties agree that this Paragraph's provisions should be construed broadly in favor of the Company.

     SEE Attachment A{init}

     In light of the foregoing, the parties agree as follows:

          A. Confidential Information

          Hearn promises that:

          (1) During or after termination of his relationship with the Company, he will not, directly or indirectly, use, or disclose or make available to anyone outside the Company, any Confidential Information.

          (2) He will safeguard all Confidential Information at all times so that it is not exposed to, or taken by, unauthorized persons, and, when entrusted to him, will


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     exercise his best efforts to assure to safekeeping.

          B. Competition.

          Hearn agrees that:

          (1) He will not, during the period of his relationship with the Company, engage or be interested, directly or indirectly, in any manner, as a partner, officer, director, advisor, employee or in any other capacity in any business similar to business to the Company.

          (2) The Company's business is unusual and that by virtue of his relationship with the Company he is, and will become more, familiar with and close to the Confidential Information and the Company's business and Customers. In the event his relationship with the Company ceases for any reason, he will not engage in, for a period of eighteen (18) months after that termination, in any manner directly or indirectly, whether as an employee, officer, owner, partner, shareholder, consultant or otherwise, in any business or other activity similar in business to and in competition with the company within seventy-five (75) miles of any location which the Company has (x) provided cardiology services of any type whatsoever during his employment with the Company, or (y) made a written proposal to provide such services, which proposal was made at least in part result of the efforts of Hearn.

     See Attachment B

     7. Enforcement. If there is a breach or threatened breach of the provisions of Paragraph 6 of this Agreement, in addition to other remedies at law or equity, the Company shall be entitled to injunctive relief. The parties desire and intend that the provisions of Paragraph 6 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of Paragraph 6 shall thereupon be modified in order to render the same valid and enforceable.

     8. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by registered mail, by other reasonable means of delivery providing overnight service, or by hand to Hearn at __________________________________________; to the Company at 7621 Little
Avenue, Suite 106, Charlotte, NC 28226. Notice shall be deemed to have been given when deposited with the Postal Service or other delivery service or, if delivered by hand, when received by the addressee. A party may change the address to which notice to it must be given by advising the other parties in writing of the new address.

     9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party.

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     10.  Assignment.  The  rights and  obligations  of the  Company  under this
Agreement shall insure to the benefit of and shall be binding upon the successors and assigns of the Company. As a personal service contract the rights and obligations of Hearn under this agreement may not be assigned by him.

     11. Entire Agreement. This instrument may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     12. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina Applicable to contracts made and to be performed in this State, without reference to choice of laws principles, and that law shall be applied in connection with its enforcement in other states and jurisdictions to the fullest extent possible.

     IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the date first above written.

                                              MEDCATH INCORPORATED

                                              By: /s/ David Crane
                                              -------------------
                                                David Crane
                                                Chief Operating Officer

/s/ Thoman K. Hearn
-------------------
    Thoman K. Hearn





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     Attachement A

     Confidential information shall not include information that is in the public domain or is available or shall become available to Hearn by other than her employment with the company.


                                 /s/ Thoman K. Hearn
                                 -------------------
                                     Thoman K. Hearn
                                         8/27/95



     Attachment B:

     For purposes of this agreement confidential information shall not include information related to the development, implementation, and automation of clinical paths, which was previously known or in the public domain.



                                 /s/ Thoman K. Hearn
                                 -------------------
                                     Thoman K. Hearn
                                         8/27/95